Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Derycz Scientific Inc.

We consent to the inclusion in the foregoing Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (file no. 333-148392) of our report dated September 15, 2008 relating to the financial statements of Derycz Scientific, Inc. as of June 30, 2008 and for the years ended June 30, 2008 and 2007. We also consent to the reference to our firm under the caption “Experts”.

Weinberg & Company, P.A.

December 18, 2008
Los Angeles, California